Exhibit 5.1

Hunton & Williams LLP 1445 Ross Avenue Suite 3700 Dallas, TX 75202 Tel (214) 979-3000 Fax (214) 880-0011

July 30, 2012

TOR Minerals International, Inc.
722 Burleson Street
Corpus Christi, Texas  78402

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to TOR Minerals International, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to 290,000 shares (the "Shares") of the Company's common stock, par value $0.25 per share, that may be issued by the Company under the  2000 Incentive Plan for TOR Minerals International, Inc., as amended (the "Plan").  This opinion is being delivered to you pursuant to the Company's request to us in connection with your review of certain legal aspects of the proposed offering.

In connection with the opinions set forth herein, we have examined the following documents:

                (i)            the Certificate of Incorporation and Bylaws of the Company (each as amended to date), certified by the Secretary of the Company as of July 30, 2012;

                (ii)           minutes and records of the corporate proceedings of the Company with respect to the Second Amendment to the Plan, dated as of May 23, 2008, the Third Amendment to the Plan, dated as of May 11, 2012, the issuance of the Shares pursuant to the Plan and related matters, certified by the Secretary of the Company as of July 30, 2012; and

                (iii)          the Registration Statement and exhibits thereto, including the Plan.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) that none of the foregoing documents contain any untrue statement of material fact or omits any material fact necessary to make such statements not misleading, and (vi) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.  As to factual matters, we have relied upon certificates of officers of the Company and upon certificates of public officials.

July 30, 2012

Based upon the foregoing and subject to the limitations, assumptions and qualifications noted herein, and assuming that:

(1)           the Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Plan;

(2)           the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Plan; and

(3)           the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of such Shares;

then, we are of the opinion that the Shares issued or sold in accordance with the terms of the Plan will be duly issued, fully paid and nonassessable.

We do not purport to express an opinion on any laws other than those of the State of Delaware, the State of Texas and the federal law of the United States of America.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to references to us included in or made a part of the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

Very truly yours,

/s/ Hunton & Williams LLP

10961/10990